Exhibit 1.1

National Fuel Gas Company

$300,000,000

4.75% Notes due 2028

UNDERWRITING AGREEMENT

August 8, 2018

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the

Several Underwriters

Underwriting Agreement

August 8, 2018

HSBC SECURITIES (USA) INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

As Representatives of the several Underwriters

c/o	HSBC SECURITIES (USA) INC. 452 Fifth Avenue New York, New York 10018

c/o	J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, New York 10179

c/o	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, New York 10036

Ladies and Gentlemen:

Introductory. National Fuel Gas Company, a New Jersey corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Company’s 4.75% Notes due 2028 (the “Notes”). HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. If there are no Underwriters named in Schedule A other than the Representatives, then the terms “Underwriters” and “Representatives” shall each be deemed to refer to the Underwriters.

The Notes will be issued pursuant to an indenture, dated as of October 1, 1999, between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”), including an Officer’s Certificate pursuant thereto (the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Blanket Letter of Representations, dated April 8, 2008 (the “DTC Agreement”), between the Company and the Depositary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-223773), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the

Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to such Rule 424(b) prior to the time of filing the Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:45 p.m., New York City time, on the date of this Agreement (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “set forth,” “disclosed” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).

At the respective times the Registration Statement and any amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 1(a) shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated August 8, 2018, (ii) any Issuer Free Writing Prospectus (as defined below), excluding any road show within the meaning of Rule 433 under the Securities Act and (iii) any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9 hereof. For purposes of this Agreement, an “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) identified in Annex I hereto, including, without limitation, any road show within the meaning of Rule 433 under the Securities Act.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by virtue of the filing of any post-effective amendment, any document incorporated by reference therein pursuant to Section 13(a) or 15(d) of the Exchange Act or any form of prospectus pursuant to Rule 424(b) under the Securities Act) and (iii) at the Execution Time (with the date thereof being used as the determination date for purposes of this clause (iii)), the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) that automatically became effective within three years of the date hereof. The Company has not (A) received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form or (B) ceased to be eligible to use the automatic shelf registration statement form.

(e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to such Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. Each Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following the issuance of an Issuer Free Writing Prospectus and during the Prospectus Delivery Period (as defined in Section 3(e) hereof), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9 hereof.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Notes and the Indenture. The Notes have been duly authorized by the Company and, when the Notes have been duly executed by the Company and authenticated by the Trustee, in accordance with the provisions of the Indenture and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company; and the Indenture is, and the Notes, when executed and authenticated and upon payment and delivery as aforesaid, will be enforceable in accordance with their respective terms, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, (A) the possible unavailability of specific performance, injunctive relief or any other remedy and (B) concepts of materiality, reasonableness, good faith, fair dealing and equitable subordination.

(j) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(k) Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under (i) the captions “Description of the notes” and “Description of Debt Securities,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein and (ii) the caption “Certain U.S. federal income tax considerations,” insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications set forth therein, are correct in all material respects.

(l) No Material Adverse Change. Except as set forth in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (i) any material adverse change in the business, properties or financial condition of the Company and its subsidiaries considered as one enterprise (any such change is called a “Material Adverse Change”) or (ii) any material transaction entered into by the Company other than transactions disclosed in the Disclosure Package and transactions in the ordinary course of business.

(m) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(n) Preparation of the Financial Statements. The financial statements, including the related notes thereto, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The summary financial data and the selected financial data included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(p) Incorporation and Good Standing of Significant Subsidiaries. Each of National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, National Fuel Gas Midstream Company, LLC and Seneca Resources Company, LLC (“Seneca”) is a significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; all of the issued and outstanding capital stock or membership interests of each such Significant Subsidiary has been duly authorized and validly issued, and, in the case of capital stock, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company did not have any subsidiary not listed on Exhibit 21 to the Annual Report that was required to be so listed.

(q) Non-Contravention of Existing Instruments; No further authorizations or approvals required. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Company’s Restated Certificate of Incorporation or Bylaws, each as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is now a party or (ii) any statute, law, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or any federal or state governmental body having jurisdiction over the Company or its properties. No authorization, approval or consent of, or registration or filing with, any court or governmental authority or agency (including the Federal Energy Regulatory Commission) is necessary in connection with the sale of the Notes hereunder, except such as may be required under the Securities Act and the Trust Indenture Act and in each case the rules and regulations of the Commission thereunder, or state securities or “blue sky” laws.

(r) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Change; and, to the best of the Company’s knowledge, except as disclosed in the Prospectus and the Disclosure Package, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s) Compliance with Environmental Laws. Except as disclosed in the Prospectus and the Disclosure Package, (i) to the knowledge of the Company, the Company and its subsidiaries are in compliance with applicable federal, state and local laws and regulations relating to the protection of the environment, and to the protection of human health and safety with respect to exposure to hazardous or toxic substances or wastes (“Environmental Laws”), (ii) to the knowledge of the Company, the Company and its subsidiaries have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) to the knowledge of the Company, the Company and its subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of required permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to cause a Material Adverse Change.

(t) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u) Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(v) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) No Material Weakness in Internal Controls. Except as disclosed in the Prospectus and the Disclosure Package, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Accuracy of Exhibits. There are no franchises, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(y) Title to Property. Methods used in connection with investigating title to properties, or interests therein, owned by each of the subsidiaries of the Company in the States of California, New York and the Commonwealth of Pennsylvania are consistent with good practice and established methods used by prudent companies engaged in similar businesses and are adequately designed to provide for the acquisition of such titles or interests. Substantially all of the properties now owned by such subsidiaries in the States of California, New York and the Commonwealth of Pennsylvania are held without any unfavorable adjudicated claim.

(z) Cyber Security. Except as disclosed in the Prospectus and the Disclosure Package, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them used in connection with their businesses) or equipment (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(aa) Investment Company Act. The Company is not, and, solely after giving effect to the offer and sale of the Notes and the application of the net proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(bb) OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that could reasonably be expected to result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as may be amended (“FCPA”), or similar law of any jurisdiction in which the Company or any of its subsidiaries conduct business, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company, indirectly, in violation of the FCPA, or similar law of any jurisdiction in which the Company or any of its subsidiaries conduct business, or the rules or regulations thereunder.

(dd) Anti-Money Laundering. The operations of the Company and its subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 98.623% of the principal amount of the Notes, payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on August 17, 2018 or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Request. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, after it receives notice thereof, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) any comments from the Commission during the Prospectus Delivery Period or any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will use its commercially reasonable best efforts to obtain the lifting of any such stop order at the earliest possible moment. The Company will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under such Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.

(b) Filing of Amendments. The Company will (i) after the date of this Agreement and prior to the Closing Date, make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented relating to the Notes that shall be reasonably disapproved by the Representatives after reasonable notice thereof and (ii) after the Closing Date and prior to the time the Representatives notify the Company as to the completion of the distribution of the Notes, advise and furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to the making thereof.

(c) Delivery of Registration Statement. The Company will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of any amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the period that delivery of a prospectus is required at any time in connection with the offering or sale of the Notes, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the Prospectus Delivery Period to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, the Company will notify the Representatives thereof and upon their reasonable request to file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus so comply, and the Company will furnish without charge to each Underwriter and to any dealer in securities such number of copies of such amendment or supplement as the Representatives may reasonably request.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or “blue sky” laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

(k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit D hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of such notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(n) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission, other than information contained in the Final Term Sheet prepared and filed pursuant to Section 3(k) hereof. Prior to the preparation of the Final Term Sheet in accordance with Section 3(k) hereof, the Company and the Representatives consent to the use of the information with respect to the final terms of the Notes in communications by the Underwriters conveying information relating to the offering thereof to investors.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the

Notes to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or “blue sky” laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. Except as provided in this Section 5 and Sections 7, 9 and 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act.

(b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 6(b) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the sole judgment of the Representatives there shall not have occurred any Material Adverse Change as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package;

(ii) there shall not have been any change or decrease from the amounts specified in the letter referred to in Section 6(b) hereof that is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated by the Disclosure Package;

(iii) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated by the Disclosure Package; and

(iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(e) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of each of (i) Jones Day, counsel for the Company, (ii) Lowenstein Sandler LLP, New Jersey counsel for the Company and (iii) Paula M. Ciprich, General Counsel of the Company and counsel for the Significant Subsidiaries, each dated as of the Closing Date, the forms of which are attached as Exhibits A, B and C, respectively.

(f) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(g) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or the President or a Senior Vice President of the Company and the Principal Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:

(i) the Company (A) has received no stop order suspending the effectiveness of the Registration Statement, and, to the Company’s knowledge, no proceedings for such purpose have been instituted or threatened by the Commission, and (B) has not received any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(h) Independent Engineer’s Letter. On the date hereof, the Representatives shall have received from Netherland, Sewell & Associates, Inc., a letter dated as of such date addressed to the Underwriters, in form and substance satisfactory to the Representatives, confirming that it is an independent petroleum engineer, geologist, geophysicist and petrophysicist with respect to the Company, attaching its report with respect to the Company’s oil and gas reserves and future revenues incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and stating that as of such date it is not aware of any material decreases to Seneca’s aggregate oil and gas reserves that have occurred after the effective date of such report.

(i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 9, 10 and 18 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated pursuant to Section 11 or Section 12 hereof (other than clause (i) of Section 12 to the extent such termination relates to any of the Company’s securities), the Company shall not then have any liability to any Underwriter with respect to the Notes covered by this Agreement except as provided in Sections 5, 9 and 10 hereof; but if this Agreement is terminated by the Representatives pursuant to Section 6 hereof or clause (i) of Section 12 hereof to the extent such termination relates to any of the Company’s securities, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses approved in writing by the Representatives that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, but the Company shall then be under no further liability to any Underwriter with respect to such Notes except as provided in Sections 5, 9 and 10 hereof.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent, Affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent, Affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent, Affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements regarding delivery of the Notes by the Underwriters set forth in the last paragraph on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization of the Notes appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x)

there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Underwriters from the offering of the Notes pursuant to this Agreement, (ii) the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses and (iii) any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee, agent and Affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting

Underwriters, or in such other proportions as may be specified by the Representatives (excluding any defaulting Underwriter) with the consent of the non-defaulting Underwriters, to purchase such Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives (excluding any defaulting Underwriter) and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10 and 18 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by written notice given to the Company if at any time since the Execution Time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to offer, sell or deliver the Notes in the manner and on the terms described in the Disclosure Package or to enforce contracts for the sale of securities; or (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof, and provided further that Sections 5, 7, 9, 10 and 18 hereof shall survive such termination and remain in full force and effect.

Section 13. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Facsimile: (656) 578-0238

Attention: Transaction Management

and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

with a copy to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 309-1836

Attention: Michael F. Fitzpatrick, Jr.

If to the Company:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Facsimile: (716) 857-7856

Attention: David P. Bauer, Treasurer

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Facsimile: (216) 579-0212

Attention: Andrew C. Thomas

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 9 and 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NATIONAL FUEL GAS COMPANY

By:	/s/ D. P. Bauer
Name: D. P. Bauer
Title: Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

HSBC SECURITIES (USA) INC. J.P. MORGAN SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting as Representatives of the several Underwriters named in the attached Schedule A

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamendi
Name: Robert Bottamendi
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Kevin Wehler
Name: Kevin Wehler
Title: Managing Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
HSBC Securities (USA) Inc.	$69,000,000
J.P. Morgan Securities LLC	69,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	69,000,000
CIBC World Markets Corp.	17,250,000
KeyBanc Capital Markets Inc.	17,250,000
Citizens Capital Markets, Inc.	12,000,000
PNC Capital Markets LLC	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,500,000
BNY Mellon Capital Markets, LLC	7,500,000
Comerica Securities, Inc.	7,500,000

Total	$300,000,000

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated August 8, 2018

The Company’s NetRoadshow presentation as available August 6, 2018

The Company’s NetRoadshow presentation as available August 8, 2018

EXHIBIT D

NATIONAL FUEL GAS COMPANY

Form of Final Term Sheet

August 8, 2018

Issuer:	National Fuel Gas Company

Security:	4.75% Notes due 2028

Ratings*:	Intentionally Omitted

Trade Date:	August 8, 2018

Settlement Date**:	August 17, 2018 (T+7)

Size:	$300,000,000

Maturity:	September 1, 2028

Benchmark Treasury:	2.875% due May 15, 2028

Benchmark Treasury Yield:	2.967%

Spread to Benchmark Treasury:	187.5 basis points

Yield to Maturity:	4.842%

Price to Public:	99.273%

Coupon (Interest Rate):	4.75% per annum

Interest Payment Dates:	March 1 and September 1, commencing March 1, 2019

Make-Whole Optional Redemption:	At any time prior to June 1, 2028 (the “par call date”) at a discount rate of Treasury plus 30 basis points (calculated to the par call date)

At Par Optional Redemption:	On or after the par call date

CUSIP/ISIN:	636180 BP5 / US636180BP52

Joint Book-Running Managers:	J.P. Morgan Securities LLC

HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

CIBC World Markets Corp.

KeyBanc Capital Markets Inc.

Senior Co-Managers:	Citizens Capital Markets, Inc.

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC

BNY Mellon Capital Markets, LLC

Comerica Securities, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	It is expected that delivery of the notes will be made, against payment for the notes, on or about

August 17, 2018, which will be the seventh business day following the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding four business days will be required, because the notes initially will settle within seven business days (T+7), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement or the next four succeeding business days should consult their own legal advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated can arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, HSBC Securities (USA) Inc. toll-free at 1-866 811-8049 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.